Exhibit 99.1

PRESS RELEASE

Company Contact:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
ir@crossroads.com	ir@crossroads.com
512.928.6897	512.928.7330

Press Contact:

Matthew Zintel

Zintel Public Relations

matthew.zintel@zintelpr.com

281.444.1590

FOR IMMEDIATE RELEASE

Crossroads Announces Sale of Products Business and Plan to Sell Non-‘972 Patent Portfolio

AUSTIN, Texas, March 22, 2016 – Crossroads Systems, Inc. (NASDAQ: CRDS) (the “Company”) today announced the sale of its product business and all related assets to Canadian-based StrongBox Data Solutions, Inc. (“SDSI”) for net proceeds of $1.85 million in cash. The agreement includes the Company’s entire product portfolio and maintenance business, including its StrongBox and SPHiNX storage solutions. As part of the purchase agreement, 27 of Crossroads’ employees have transitioned to SDSI. Existing product customers and partners should see no disruption in service.

The Company, in partnership with Fortress Investment Group, also signed an agreement with AQUA Licensing to market and sell the non-‘972 patent portfolio. The portfolio consists of 138 patents and pending patents. Although Crossroads commissioned two independent studies of the portfolio in 2013 and 2014, the Company can provide no assurance regarding the timing or value of a transaction, or even if one will occur.

Richard K. Coleman, Jr., President and CEO at Crossroads Systems said, “We believe the sale of our product business is clearly in shareholders’ best interests as it significantly reduces our cash burn. Going forward we will focus our efforts and resources on vigorously defending our intellectual property and identifying additional IP monetization opportunities. As part of that initiative, we believe our agreement with Fortress and AQUA to seek a buyer for the non-‘972 patent portfolio provides the quickest potential path to additional shareholder value.”

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is an intellectual property licensing company headquartered in Austin, Texas. Founded in 1996 as a product solutions company, Crossroads created some of the storage industry’s most fundamental patents and has licensed patents to more than 50 companies since 2000. Visit www.crossroads.com.

About StrongBox Data Solutions, Inc.

StrongBox Data Solutions is a worldwide leader in big data storage, providing powerful solutions to many of the world’s largest corporations, governments and organizations. StrongBox is a pioneer in simplifying data management and reducing storage costs with revolutionary, patented technology.  We make data storage simple, flexible and affordable, and take pride in offering unmatched customer support. Step into the next generation of data storage by visiting us at www.strongboxdata.com.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," and similar expressions or phrases identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about Crossroads Systems' ability to implement its business strategy, including the transition from a hardware storage company to a software solutions and services provider, its ability to expand its distribution channels, its ability to maintain or broaden relationships with existing distribution channels and strategic alliances and develop new industry relationships, the performance of third parties in its distribution channels and of its strategic alliances, the potential market for our data storage products, changes in the fair value of its derivative instruments and its ability to achieve or maintain profitability. The future performance of Crossroads Systems may be adversely affected by the following risks and uncertainties: uncertainties relating to product development and commercialization, uncertain market acceptance of Crossroads Systems products, including StrongBox, intense competition in the data protection and storage markets, variations in quarterly results and a consequence of unpredictable sales cycles and other factors, the ability to obtain, maintain or protect patent and other proprietary intellectual property rights, developments in litigation to which we may be a party, technological change in the industry, future capital requirements, regulatory actions or delays and other factors that may cause actual results to be materially different from those described or anticipated by these forward-looking statements. For a more detailed discussion of these factors and risks, investors should review Crossroads Systems' reports on Form  10-K, Form 10-Q, Form 8-K and other reports filed with the Securities and Exchange Commission, which can be accessed through the SEC's website or by clicking "SEC Filings" on the Company's Investor Relations website at http://investors.crossroads.com. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. All forward-looking statements are qualified in their entirety by this cautionary statement, and Crossroads Systems undertakes no duty to update this information to reflect future events, information or circumstances.

©2016 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.